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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made on and as of February 12, 2001 (the "Agreement Date") by and between WILLIAM M. MILLER ("Employee") and CTI DATA SOLUTIONS
(USA) INC., a Delaware corporation ("Company").

                                   BACKGROUND


         A. Company desires to employ Employee, and Employee desires to be employed by Company, upon the conditions and terms set forth in this Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual covenants set forth this Agreement, Employee and Company agree as follows:

         1. Employment and Duties. Company shall employ Employee as Company's Chief Operating Officer during the term of employment set forth in Section 2 hereof. Employee shall have such responsibilities and duties, consistent with his position and expertise, as may from time to time be prescribed by Company's President. Employee shall devote his full time, energy, skill and best efforts to the business and affairs of Company, and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that nothing in this Agreement shall prevent Employee from
(i) engaging in charitable activities, or (ii) investing his assets in such form or manner as (A) will not require any services on Employee's part in the operations or the affairs of the company in which such investments are made (other than services to Company and its affiliates) and (B) will not be an investment in any company which competes, directly or indirectly, with Company in any manner; provided, further, that the activities permitted in the foregoing subsections (i) and (ii) shall not, either alone or together with other activities permitted under those subsections, interfere in any material way with Employee's responsibilities under this Agreement. Employee shall be employed by Company, and shall spend his business time at Company's current offices at Indianapolis, Indiana.

       2. Term.


            2.1 Term and Severance, The initial term of Employee's employment under this Agreement shall be a period of three (3) years (the "Initial Term") commencing on February 12, 2001, unless sooner terminated in accordance with the other provisions of this Agreement. At the end of the Initial Term, this Agreement shall automatically renew for successive periods of one year (each a "Renewal Term" and together with the Initial Term, the "Term") unless either party provides written notice of termination to the other party at least six (6) months prior to the end of the then current Initial or Renewal Term. In such event, this Agreement shall terminate at the end of the then current Initial or Renewal Term, and following the end of such then current Initial or Renewal Term, Employee shall be entitled to a severance payment equal to half his then current annual Salary (as defined in Section 3.1), payable over a six-month period after the termination date, in the same periodic installments that payment of Salary are being made at the time.



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            2.2 Early Termination and Severance. In the event of a Change of
Control (as defined below) at anytime during the Term, Employee shall be entitled to terminate this Agreement by providing 60 days written notice of termination to Company. Such notice shall be provided no more than 60 days after the date of the Change of Control. In the event of a termination pursuant to this Section 2.2, Employee shall be entitled to a severance payment equal to his then current annual Salary (as defined in Section 3.1), payable over a 12 month period after the termination date, in the same periodic installments that payments of Salary are being made at the time. For purposes of this Section 2.2, the term "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 50% or more of the combined voting power of Company's then outstanding securities; (2) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors and any new director, whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (3) the business of Company for which Employee's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of Company, a sale of assets (including stock of a subsidiary) of Company, or otherwise. Upon termination under this Section 2.2, Employee shall continue to be bound by the restrictions set forth in Section 5.

       3. Compensation.


            3.1 Salary. Company shall pay to Employee as compensation for all services rendered hereunder a base salary of not less than $175,000 per year ("Salary"), payable in accordance with Company's normal payroll practices for employees. Company shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld. The Salary shall be reviewed by Company on an annual basis.

            3.2 Benefits. During the Term, subject to the other provisions of this Agreement, Employee shall be entitled to participate and shall be included in any savings, 401(K), pension, proft-sharing, group medical, group disability or similar plan adopted by Company, now existing or established hereafter, to the extent he is eligible under the general provisions thereof.

            3.3 Cash Bonus. In addition to his Salary, Employee may also receive cash bonuses on such terms, at such times and in such amounts as Company's President or Board of Directors may determine in his or its sole discretion ("Cash Bonus").


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       3.4 Fringe Benefits.

            3.4.1 Vacation. Employee shall be entitled to twenty (20) days of paid vacation during each year, with up to five days of unused vacation time each year to accrue and be carried over to the next year.

            3.4.2 Reimbursement of Expenses. Employee is authorized to incur ordinary, necessary and reasonable expenses in the course of Company's business, in accordance with Company's standard expense and expense reimbursement procedures applicable to executive employees of Company ("Business Expenses"). Company shall reimburse Employee for Business Expenses upon presentation by the Employee of an itemized account of such Business Expenses in a manner reasonably prescribed by Company, unless Business Expenses have been paid directly by Company.

            3.4.3 Options. Employee shall be entitled to participate in any employee stock option plan adopted by Company for the benefit of employees of Company and its subsidiaries.

            3.4.4 Automobile. Company shall provide Employee with an automobile allowance of $500.00 per month. Employee shall maintain liability, collision and comprehensive insurance covering any such automobile, in such amounts and on such terms as are required by applicable law and shall provide Company with proof of such coverage as and when requested.

            3.5 Entire Compensation. The compensation provided for in this Section shall be the full consideration for the services to be rendered by Employee to Company hereunder.

       4. Termination.

            4.1 Notice of Termination. Except as otherwise provided in this Agreement, any termination of Employee's employment under this Agreement shall be communicated by written Notice of Termination to Employee. As used in this Agreement, "Notice of Termination" means a notice specifying the termination provision in this Agreement relied upon and setting forth the circumstances providing the basis for termination of Employee's employment under the provision specified. As used in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination or, where notice is not required, the date employment actually terminates.

       4.2 Grounds for Termination.

            4.2.1 Termination upon Death. Employee's employment with Company and all of Employee's rights to compensation and benefits hereunder shall automatically terminate upon his death, except that Employee's heirs, personal representatives or estate shall be entitled to any unpaid portion of his Salary, his earned but unpaid bonus, if any, and accrued benefits up to the



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Date of Termination and shall also be entitled to reimbursement for any Business
Expenses properly incurred by Employee.

            4.2.2 Termination upon Disability. If Employee becomes disabled, Employee shall continue to receive all of his compensation and benefits in accordance with Section 3 for a period of six months following the Onset of Disability (as defined in this Section 4.2.2). Any amounts due to Employee under this Section 4.2.2 shall be reduced, dollar-for-dollar, by any amounts received by Employee under any Company disability insurance policy or plan ("Disability Payments") provided to Employee by Company. "Onset of Disability" means the first day on which Employee shall be unable to attend to his duties on a full time basis by reason of physical or mental incapacity, sickness or infirmity. Company will notify Employee promptly upon having made a determination of the Onset of Disability. If Employee's disability continues for more than six months after the Onset of Disability or for periods aggregating more than six months during any twelve (12) month period, then, Company shall have the right to terminate Employee's employment immediately upon notice, and all of his rights to compensation and benefits hereunder shall simultaneously terminate, except that Employee shall be entitled to any unpaid portion of his Salary and accrued benefits up to the Date of Termination and to any benefits which are to be continued or paid after the Date of Termination in accordance with the terms of the corresponding benefit plans, if any. A determination of Employee's disability shall be subject to the certification of a qualified physician agreed to by Company and Employee or, in the event of Employee's incapacity to designate a physician, Employee's legal representative. In the absence of agreement between Company and Employee, each party shall nominate a qualified physician and the two physicians shall select a third physician, who shall make the determination as to disability.

            4.2.3 Termination for Cause. At anytime during the Term, Company may terminate Employee's employment hereunder for Cause (as defined below), effective immediately upon notice to Employee.

      For purposes of this Agreement, Cause shall mean: (1) Employee breaches, neglects or fails to diligently perform any or all of his duties under this Agreement (other than such failure resulting from Employee's incapacity due to physical or mental illness within the meaning of Section 4.2.2), (2) Employee commits an act of dishonesty or breach of trust, or acts in a manner which is inimical or injurious to the business or interests of Company, either during the Term or in connection with the Transaction, (3) Employee violates or breaches any of the provisions of this Agreement, and, shall have either failed to remedy such breach within 30 days after his receipt of written notice from Company identifying the breach in reasonable detail and demanding that he remedy such breach, or, if incapable of full cure within such 30 day period, shall have failed to take all reasonable steps to that end during such 30-day period and thereafter fails to fully cure within an additional period of 15 days, (4) Employee's intentional act or omission to act results in or is intended to result directly in gain to or personal enrichment of Employee and injury to Company or, (5) Employee is indicted for or convicted of a felony or any crime involving larceny, embezzlement or moral turpitude (which, in the case of moral turpitude, materially adversely affects Company in any financial manner).


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         On termination of this Agreement pursuant to this Section 4.2.3, all rights to compensation and benefits of Employee shall cease as of the Date of Termination, except Employee shall be entitled to any unpaid portion of his Salary and benefits earned to the Date of Termination.

            4.3 Procedure Upon Termination: On termination of employment regardless of the reason, Employee shall promptly return to Company all information regarding Company in whatever manner or media such information is stored or maintained, and all documents (including copies) and other property of Company, including without limitation, customer lists, manuals, letters, materials, reports, and records in his possession or control no matter from whom or in what manner acquired.

       5. Employee's Covenants.

            5.1 Discoveries. Employee shall communicate to Company and preserve as confidential information of Company each discovery, idea, design, invention and improvement relating in any manner to Company's business, whether or not patentable and whether or not reduced to practice, which is conceived, developed or made by Employee, whether alone, or jointly with others, at any time during the Term hereof (such discoveries, ideas, designs, inventions and improvements are referred to as "Employee's Discoveries"). All of Employee's Discoveries shall be Company's exclusive property, and all of Employee's right, title and interest therein are hereby irrevocably assigned to Company. Employee shall not, except with Company's express prior written consent, or except in the proper course of his employment with Company, use any of Employee's Discoveries for his own benefit or the benefit of any Person (as defined herein), or disclose any of Employee's Discoveries to any outside Person through publication or in any other manner.

         For purposes of this Agreement the term "Person" means a natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, government (and any branch or subdivision thereof), governmental agency, association, cooperative or other entity.

            5.2 Nondisclosure. At all times during and after the Term, Employee shall keep confidential and shall not, except with Company's express prior written consent, or except in the proper course of his employment with Company, directly or indirectly, communicate, disclose, divulge, publish, or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of Company's business, including without limitation names of customers and suppliers, marketing methods, trade secrets, policies, prospects and financial condition. For purposes of this Section 5.2, confidential information shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of Employee.



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       5.3 Non-Solicitation and Noncompetition.


            5.3.1 Non-Solicitation. During the Term hereof and for a period of one (1) year thereafter, Employee shall not except with Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person, communicate with or solicit or employ any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of Company, in any manner which interferes or might interfere with such Person's relationship with Company, or in an effort to obtain such Person as a customer, supplier, employee, salesman, agent, or representative of any business in competition with Company.

            5.3.2 Noncompetition. During the Term hereof and for a period of six
(6) months thereafter, Employee shall not, except with Company's express prior written consent, directly, or indirectly, in any capacity, for the benefit of any person, establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with Company, at any location in North America or the United Kingdom or any other location where Company now conducts or during the Term begins conducting any business, or act or conduct himself in any manner which he would have reason to believe harmful or contrary to the best interests of Company.

            5.4 Enforcement. Employee acknowledges that any breach by him of any of the covenants and agreements of this Section 5 ("Covenants") will result in irreparable injury to Company for which money damages could not adequately compensate Company, and therefore, in the event of any such breach, Company shall be entitled, in addition to all other rights and remedies which Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Employee or any such other Person may have against Company shall not constitute a bar to the enforcement of any of the Covenants. If Company is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant.

            5.5 Consideration. Employee expressly acknowledges that the Covenants are a material part of the consideration bargained for by Company and, without the agreement of Employee to be bound by the Covenants, Company would not have agreed to enter into this Agreement.

            5.6 Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.


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      6. Additional Terms and Provisions.

            6.1 Notices. All notices, requests, demands, consents, waivers, and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given (i) upon delivery to the appropriate addresses stated below, if delivered personally, or (ii) three (3) days after the date mailed to the appropriate addresses stated below, if mailed by first class certified mail, registered mail, or express mail, in each case with postage prepaid and return receipt requested, or (iii) one (1) day after the date sent to the appropriate addresses stated below, if sent by a nationally recognized overnight delivery or courier service, with delivery charges prepaid and proof of delivery or receipt requested, or (iv) on the date sent to the appropriate addresses or fax numbers stated below, if sent by prepaid telegram, e-mail, or fax, provided that a copy is sent within twenty-four (24) hours thereafter by one of the other methods of giving notices permitted under this Section. The addresses, e-mail addresses, and fax numbers of the parties for purposes of this Section are set forth below. Any party may change its addresses, e-mail addresses, or fax numbers for purposes of this Section by giving notice of such change to all other parties in the manner permitted under this Section.

       If to Company:


            CTI Group (Holdings) Inc.
            333 N. Alabama St.
            Suite 240
            Indianapolis, IN 46204


            6.2 Entire Understanding. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

            6.3 Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the agreement Date.

                                            CTI DATA SOLUTIONS (USA) INC.


                                            By: /s/ Anthony P. Johns
                                               --------------------------------
                                               Anthony P. Johns
                                               President


Witness:

/s/ Mary Ann Davis                             /s/ William M. Miller
--------------------------------               --------------------------------
                                               William M. Miller



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